UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On July 24, 2014, Genie Energy Ltd. (the “Registrant”) received notice that Israel’s Northern District Planning and Building Committee had earlier voted to approve the application by the Registrant’s Afek Oil and Gas Ltd. subsidiary (“Afek”) to conduct a ten-well oil and gas exploration program. The drilling permit has not yet been issued. Afek was awarded an exclusive petroleum exploration license by Israel’s Ministry of Energy in April 2013 covering 396.5 square kilometers in Northern Israel.

Earlier this month, the Supreme Court of Israel denied a motion filed by groups seeking to prevent the Committee from approving the project. The Supreme Court, however, has allowed petitioners time to amend their motion and issued a temporary order preventing Afek from commencing drilling in the interim.

The Registrant believes that the exploratory drilling program has been carefully designed to protect the quality of life of local residents and preserve natural resources.

Provided that the permit is issued and the remaining legal hurdles are overcome, the exploratory drilling could begin in the third quarter of 2014 and take up to three years to complete.

The Registrant has previously stated that, based on its analysis of the available geo-physical data, it was optimistic that the license area contains a significant amount of oil and gas.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chief Executive Officer

Dated: July 28, 2014

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